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                                                                     EXHIBIT 5.1

                                  May 18, 1998

Parker Drilling Company
Subsidiary Guarantors (as defined below)
8 East Third Street
Tulsa, Oklahoma 74103

Dear Sirs:

     We have acted as counsel for Parker Drilling Company, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the proposed offer by the Company to exchange (the "Exchange Offer") for all outstanding 9.75% Senior Notes Due 2006, Series B (the "Series B Notes") ($300 million principal amount outstanding) and all outstanding 9.75% Senior Notes Due 2006, Series C (the "Series C Notes") ($150 million principal amount outstanding) (collectively, the "Old Notes"), the 9.75% Senior Notes Due 2006, Series D ($450 million principal amount) (the "Exchange Notes"). The Series B Notes have been issued pursuant to an Indenture dated as of November 12, 1996 (the "Old Indenture") among the Company, the Subsidiary Guarantors and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as trustee (the "Trustee"). The Series C Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of March 11, 1998 (the "Indenture") among the Company, The Subsidiary Guarantors (defined below) and the Trustee. Parker Drilling Company of Oklahoma, Incorporated; Parker Technology, Inc.; Parker Drilling Company International Limited; Choctaw International Rig Corp; Parker Drilling Company Limited; Parker Drilling Company Limited; Parker Drilling Company of New Guinea, Inc.; Parker Drilling Company North America, Inc.; Parker Drilling U.S.A. Ltd.; Vance Systems Engineering, Inc.; DGH Inc.; Mallard Bay Drilling, L.L.C.; Quail Tools, L.L.P.; Parcan Limited; Parker Technology, L.L.C.; Hercules Offshore Corporation; Hercules Rig Corp; and Parker Drilling Offshore Company are collectively referred to as the "Subsidiary Guarantors," and the guarantees by the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to as the "Subsidiary Guarantees."

     In connection with such matters we have examined the Old Indenture, the Indenture, the Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission, for the registration of the Exchange Notes and the Subsidiary Guarantees thereof (collectively referred to as the "Securities") under the Securities Act of 1933 (the Registration Statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued, delivered and sold in accordance with the Exchange Offer and the Indenture, will be valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms.

     The opinions expressed herein are subject to the following: the enforceability of the Securities may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

     The opinions expressed herein are limited exclusively to the laws of the State of New York and the General Corporation Law of the State of Delaware.
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Parker Drilling Company
Page 2
May 18, 1998

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, Amendment No. 1 to the Registration Statement and to the reference to Vinson & Elkins L.L.P. under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            VINSON & ELKINS L.L.P.